NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact: David Neurhor Director, External Communications Phone: (724) 838-6020 Media Hotline: 1-888-233-3583	Investor contact: Max Kuniansky Executive Director, Investor Relations and Corporate Communications Phone: (724) 838-6895
Email: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

Allegheny Energy Reports Financial Results for Fourth Quarter, Full Year 2007

GREENSBURG, Pa., February 7, 2008 -- Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the three months and twelve months ended December 31, 2007.

	$ millions		Per Share
Three Months Ended December 31	2007	2006	2007	2006
Consolidated net income-GAAP	$110.4	$64.6	$0.65	$0.38
Adjusted net income	78.6	61.8	0.46	0.37

Twelve Months Ended December 31
Consolidated net income-GAAP	$412.2	$319.3	$2.43	$1.89
Adjusted net income	384.8	307.8	2.26	1.83

Adjusted results for the fourth quarter of 2007 exclude $31.8 million of after-tax income related to a litigation settlement with Merrill Lynch & Co., Inc., primarily representing the reversal of accrued interest no longer required. Adjusted net income for the three months ended December 31, 2006 excludes results from discontinued operations.

Adjusted net income is a non-GAAP financial measure. For information on adjustments for both twelve-month periods, and the calculation of adjusted net income for all periods, see the attached reconciliation of non-GAAP financial measures.

“2007 was a year of strong financial performance for Allegheny. We increased earnings per share by over 20 percent, achieved an investment grade credit rating and reinstated our dividend,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy.

“As we begin 2008, we remain focused on growing earnings and building shareholder value by improving power plant performance, expanding our transmission system and controlling costs. We are well positioned for strong earnings growth this year and beyond,” Evanson said.

Fourth Quarter Consolidated Results

Adjusted net income for the fourth quarter of 2007 increased by $16.8 million compared to the same period in 2006. Key factors contributing to the improved results include:

•

Operating revenues increased by $49.4 million compared to the fourth quarter of 2006, reflecting higher market prices, higher generation rates in Pennsylvania and increased retail sales, partially offset by lower generation output, reflecting unplanned outages at power plants.

•	Fuel expense increased by $20.5 million, reflecting higher coal prices.
• .	Purchased power and transmission expense increased by $14.9 million, primarily due to increased purchases of energy and associated services from third parties and increased PURPA generation purchases.
•	Deferred energy cost decreased by $6.4 million, largely due to a change in Maryland PURPA generation costs and West Virginia fuel and energy costs that are recovered in rates.
•	Operations and maintenance expense increased by $2.8 million, primarily due to increased special maintenance expense at power plants.
•	Taxes other than income taxes increased by $9.9 million. Results for the fourth quarter of 2006 benefited from a decrease in reserves related to an audit settlement in 2006.
•

Income taxes, excluding the effects of the Merrill Lynch litigation settlement, decreased by $6.3 million, largely due to the effect of audit settlements associated with open tax positions in the fourth quarter of 2006.

Adjusted EBITDA for the fourth quarter of 2007 was $243.6 million, an increase of $8.9 million compared to adjusted EBITDA for the same quarter of the prior year. EBITDA is a non-GAAP financial measure. The calculation of EBITDA and a reconciliation of EBITDA to net income are attached to this release.

Fourth Quarter Segment Results

Three Months Ended December 31 ($ millions)
	2007	2006
Generation and Marketing:
Net income – GAAP	$84.4	$(1.3)
Adjusted net income (loss)	52.6	(5.1)

Delivery and Services:
Net income – GAAP	$26.0	$65.9
Adjusted net income	26.0	66.9

Adjusted results for the fourth quarter of 2007 for the Generation and Marketing segment exclude the impact of the Merrill Lynch litigation settlement. Adjusted results for 2006 for both segments exclude results from discontinued operations.

Generation and Marketing: Adjusted net income for the quarter increased $57.7 million compared to the adjusted net loss for the same period a year earlier. Key factors contributing to the improved results for the fourth quarter of 2007 include higher generation prices and a lower effective tax rate, partially offset by lower generation output and higher fuel costs. Results for the fourth quarter of 2006 were negatively impacted by an increase in reserves associated with an open tax position.

Delivery and Services: Net income for the quarter decreased by $40.9 million compared to adjusted net income for the same quarter of the prior year. Results were negatively impacted by the increased cost of purchasing power at market rates to serve customers in Virginia and a rate decrease in West Virginia, partially offset by increased revenues reflecting higher usage. Kilowatt-hour sales increased by 4.0 percent. Results for the fourth quarter of 2006 were favorably impacted by lower reserves for taxes other than income taxes.

Discontinued Operations: There were no results from discontinued operations for the fourth quarter of 2007, compared to income of $2.8 million (after-tax) from discontinued operations for the same period of the prior year. The prior-year results reflected adjustments associated with the sale of Midwest peaking units, including the December 2006 sale of the Gleason generating facility.

Twelve-Month Segment Results

Twelve Months Ended December 31 ($ millions)
	2007	2006
Generation and Marketing:
Net income – GAAP	$294.5	$139.9
Adjusted net income	267.1	126.5

Delivery and Services:
Net income – GAAP	$117.7	$179.4
Adjusted net income	117.7	181.4

Adjusted net income for 2007 in the Generation and Marketing segment excludes the impact of the Merrill Lynch settlement. There were no adjustments in the Delivery and Services segment for 2007. Adjusted net income for 2006 in both segments excludes items described in the attached reconciliation of non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA is necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will discuss these results in a live Internet broadcast at 8:30 a.m. Eastern Standard Time on Friday, February 8, 2008. To listen to the broadcast, visit www.alleghenyenergy.com. A taped replay will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to over 1.5 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended December 31,		Year Ended December 31,

(In thousands)	2007	2006	2007	2006
Operating revenues	$786,321	$736,963	$3,307,020	$3,121,489

Operating expenses:
Fuel	221,730	201,182	930,788	842,661
Purchased power and transmission	99,586	84,689	393,182	382,990
Gain on sale of OVEC power agreement and shares	—	—	—	(6,124)
Deferred energy costs, net	(4,060)	2,359	(10,108)	7,584
Operations and maintenance	181,136	178,384	687,050	685,650
Depreciation and amortization	67,559	68,815	277,014	273,134
Taxes other than income taxes	53,552	43,644	211,806	203,274
Total operating expenses	619,503	579,073	2,489,732	2,389,169

Operating income	166,818	157,890	817,288	732,320
Other income and expenses, net	9,188	8,186	36,778	33,956
Interest expense and preferred dividends:
Interest expense	5,603	60,378	187,226	270,264
Preferred dividends of subsidiary	—	293	700	1,172
Total interest expense and preferred dividends	5,603	60,671	187,926	271,436
Income from continuing operations before income taxes and minority interest	170,403	105,405	666,140	494,840
Income tax expense	59,325	43,415	250,805	173,543
Minority interest in net income of subsidiaries	668	182	3,121	2,562
Income from continuing operations	110,410	61,808	412,214	318,735
Income from discontinued operations, net of tax	—	2,789	—	586
Net income	$110,410	$64,597	$412,214	$319,321

Common share data:
Weighted average common shares outstanding
Basic	166,607	165,286	166,022	164,184
Diluted	169,752	168,932	169,468	168,676

Basic income (loss) per common share:
Income from continuing operations	$0.66	$0.37	$2.48	$1.94
Income from discontinued operations	—	0.02	—	—
Basic income per common share	$0.66	$0.39	$2.48	$1.94

Diluted income (loss) per common share:
Income from continuing operations	$0.65	$0.37	$2.43	$1.89
Income from discontinued operations, net of tax	—	0.01	—	—
Diluted income per common share	$0.65	$0.38	$2.43	$1.89

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (unaudited)
	As of December 31,
(In thousands)	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$258,750	$114,138
Accounts receivable: Customer	195,545	167,792
Unbilled utility revenue	110,569	117,977
Wholesale and other	57,626	63,894
Allowance for uncollectible accounts	(14,252)	(14,591)
Materials and supplies	103,075	96,117
Fuel	72,506	74,951
Deferred income taxes	286,440	127,531
Prepaid taxes	48,343	44,603
Collateral deposits	59,527	39,399
Derivative contracts	29	1,430
Restricted funds	47,501	12,923
Regulatory assets	73,299	39,128
Other	16,001	24,130
Total current assets	1,314,959	909,422

Property, Plant and Equipment, Net:
Generation	5,992,919	5,820,278
Transmission	1,126,657	1,056,759
Distribution	3,761,438	3,597,405
Other	452,525	412,894
Accumulated depreciation	(4,795,925)	(4,636,972)
Subtotal	6,537,614	6,250,364
Construction work in progress	658,966	262,529
Total property, plant and equipment, net	7,196,580	6,512,893

Investments and Other Assets:
Restricted funds – Fort Martin scrubber project	347,023	—
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	27,875	28,259
Other	15,974	27,932
Total investments and other assets	758,159	423,478

Deferred Charges:
Regulatory assets	601,603	674,095
Other	35,288	32,558
Total deferred charges	636,891	706,653
Total Assets	9,906,589	$8,552,446

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (continued) (unaudited)
	As of December 31,
(In thousands, except share amounts)	2007	2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$10,000	$—
Long-term debt due within one year	95,367	201,189
Accounts payable	380,688	236,706
Accrued taxes	83,580	136,216
Derivative contracts	14,117	5,984
Accrued interest	65,583	99,854
Other	138,168	140,830
Total current liabilities	787,503	820,779

Long-term Debt	3,943,947	3,383,986

Deferred Credits and Other Liabilities:
Derivative contracts	12,815	17,982
Income taxes payable	68,050	13,851
Investment tax credit	69,353	72,938
Deferred income taxes	1,345,953	936,911
Obligations under capital leases	38,765	26,007
Regulatory liabilities	488,393	464,092
Adverse power purchase commitment	149,799	166,937
Other	453,418	533,855
Total deferred credits and other liabilities	2,626,546	2,232,573

Minority Interest	13,241	10,713

Preferred Stock of Subsidiary	—	24,000

Common Stockholders’ Equity:
Common stock—$1.25 par value per share, 260 million shares authorized and 167,273,069 and 165,409,908 shares issued at December 31, 2007 and 2006, respectively	209,091	206,762
Other paid-in capital	1,924,072	1,907,879
Retained earnings	444,177	74,698
Treasury stock at cost – 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(40,232)	(107,188)
Total common stockholders’ equity	2,535,352	2,080,395
Total Liabilities and Stockholders’ Equity	$9,906,589	$8,552,446

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES RESULTS BY BUSINESS SEGMENT THREE MONTHS ENDED DECEMBER 31, 2007 and 2006 (unaudited)
2007 (In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$700.4	$510.4	$(424.5)	$786.3
Fuel	—	221.7	—	221.7
Purchased power and transmission	491.3	30.9	(422.6)	99.6
Deferred energy costs, net	(2.3)	(1.7)	—	(4.0)
Operations and maintenance	85.9	97.1	(1.9)	181.1
Depreciation and amortization	40.7	26.9	—	67.6
Taxes other than income taxes	34.5	19.0	—	53.5
Total operating expenses	650.1	393.9	(424.5)	619.5
Operating income	50.3	116.5	—	166.8
Other income and expenses, net	5.8	5.0	(1.6)	9.2
Interest expense and preferred dividends	18.6	(11.4)	(1.6)	5.6
Income before income taxes and minority interest	37.5	132.9	—	170.4
Income tax expense	11.5	47.8	—	59.3
Minority interest in net income of subsidiaries	—	0.7	—	0.7

Net income	$26.0	$84.4	$—	$110.4

2006 (In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$680.4	$424.6	$(368.0)	$737.0
Fuel	—	201.2	—	201.2
Purchased power and transmission	444.2	6.6	(366.1)	84.7
Deferred energy costs, net	2.4	—	—	2.4
Operations and maintenance	79.8	100.4	(1.9)	178.3
Depreciation and amortization	38.0	30.8	—	68.8
Taxes other than income taxes	23.3	20.4	—	43.7
Total operating expenses	587.7	359.4	(368.0)	579.1
Operating income	92.7	65.2	—	157.9
Other income and expenses, net	5.7	3.3	(0.8)	8.2
Interest expense and preferred dividends	19.0	42.5	(0.8)	60.7
Income from continuing operations before income taxes and minority interest	79.4	26.0	—	105.4
Income tax expense from continuing operations	12.5	30.9	—	43.4
Minority interest in net income of subsidiaries	—	0.2	—	0.2
Income (loss) from continuing operations	66.9	(5.1)	—	61.8
Income (loss) from discontinued operations, net of tax	(1.0)	3.8	—	2.8

Net income (loss)	$65.9	$(1.3)	$—	$64.6

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES RESULTS BY BUSINESS SEGMENT YEAR ENDED DECEMBER 31, 2007 and 2006 (unaudited)
2007 (In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$2,829.2	$2,141.3	$(1,663.5)	$3,307.0
Fuel	—	930.8	—	930.8
Purchased power and transmission	1,939.2	108.1	(1,654.1)	393.2
Deferred energy costs, net	(2.8)	(7.3)	—	(10.1)
Operations and maintenance	342.5	353.9	(9.4)	687.0
Depreciation and amortization	162.4	114.6	—	277.0
Taxes other than income taxes	134.0	77.8	—	211.8
Total operating expenses	2,575.3	1,577.9	(1,663.5)	2,489.7
Operating income	253.9	563.4	—	817.3
Other income and expenses, net	16.2	26.8	(6.2)	36.8
Interest expense and preferred dividends	74.0	120.2	(6.2)	188.0
Income before income taxes and minority interest	196.1	470.0	—	666.1
Income tax expense	78.4	172.4	—	250.8
Minority interest in net income of subsidiaries	—	3.1	—	3.1

Net income	$117.7	$294.5	$—	$412.2

2006 (In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$2,717.7	$1,834.4	$(1,430.6)	$3,121.5
Fuel	—	842.7	—	842.7
Purchased power and transmission	1,773.0	33.2	(1,423.2)	383.0
Gain on sale of OVEC power agreement and shares	—	(6.1)	—	(6.1)
Deferred energy costs, net	7.6	—	—	7.6
Operations and maintenance	344.0	349.0	(7.4)	685.6
Depreciation and amortization	151.3	121.8	—	273.1
Taxes other than income taxes	122.0	81.3	—	203.3
Total operating expenses	2,397.9	1,421.9	(1,430.6)	2,389.2
Operating income	319.8	412.5	—	732.3
Other income and expenses, net	22.2	14.8	(3.0)	34.0
Interest expense and preferred dividends	81.4	193.1	(3.0)	271.5
Income from continuing operations before income taxes and minority interest	260.6	234.2	—	494.8
Income tax expense from continuing operations	80.2	93.3	—	173.5
Minority interest in net income of subsidiaries	—	2.6	—	2.6
Income from continuing operations	180.4	138.3	—	318.7
Income (loss) from discontinued operations, net of tax	(1.0)	1.6	—	0.6

Net income	$179.4	$139.9	$—	$319.3

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED DATA FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006 (in millions, except per share data) (unaudited)
THREE MONTHS ENDED DECEMBER 31, 2007	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE

Calculation of Adjusted Income:
Income - GAAP Basis	$170.4	$110.4	$0.65

Adjustments:
Merrill Lynch interest accrual reversal and minority interest expense removal[1]	(54.7)	(31.8)
Adjusted Income	$115.7	$78.6	$0.46

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$110.4
Interest expense and preferred dividends		5.6
Income tax expense		59.3
Depreciation and amortization		67.6
EBITDA		242.9
Merrill Lynch minority interest expense removal		0.7
Adjusted EBITDA		$243.6

THREE MONTHS ENDED DECEMBER 31, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE

Calculation of Adjusted Income:
Income - GAAP Basis	$105.4	$64.6	$0.38

Adjustments:
Income from discontinued operations		(2.8)
Adjusted Income	$105.4	$61.8	$0.37

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$64.6
Loss from discontinued operations		(2.8)
Interest expense and preferred dividends		60.7
Income tax expense		43.4
Depreciation and amortization		68.8
EBITDA from continuing operations		234.7
No adjustments		--
Adjusted EBITDA from continuing operations		$234.7

See accompanying Notes to Reconciliations of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES SEGMENT DATA FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006 (in millions) (unaudited)
	DELIVERY AND SERVICES		GENERATION AND MARKETING
THREE MONTHS ENDED DECEMBER 31, 2007	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME

Calculation of Adjusted Income:
Income - GAAP Basis	$37.5	$26.0	$132.9	$84.4

Adjustments:
Merrill Lynch interest accrual reversal and minority interest expense removal[1]	--	--	(54.7)	(31.8)
Adjusted Income	$37.5	$26.0	$78.2	$52.6

	DELIVERY AND SERVICES		GENERATION AND MARKETING
THREE MONTHS ENDED DECEMBER 31, 2007	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME

Calculation of Adjusted Income:
Income - GAAP Basis	$79.4	$65.9	$26.0	$(1.3)

Adjustments:
Loss (income) from discontinued operations	--	1.0	--	(3.8)
Adjusted Income	$79.4	$66.9	$26.0	$(5.1)

See accompanying Notes to Reconciliations of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED DATA FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (in millions, except per share data) (unaudited)
YEAR ENDED DECEMBER 31, 2007	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE

Calculation of Adjusted Income:
Income - GAAP Basis	$666.1	$412.2	$2.43

Adjustments:
Merrill Lynch net interest accrual reversal and minority interest expense removal[2]	(51.5)	(27.4)
Adjusted Income	$614.6	$384.8	$2.26

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$412.2
Interest expense and preferred dividends		188.0
Income tax expense		250.8
Depreciation and amortization		277.0
EBITDA		1,128.0
Merrill Lynch minority interest expense removal		3.1
Adjusted EBITDA		$1,131.1

YEAR ENDED DECEMBER 31, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE

Calculation of Adjusted Income:
Income - GAAP Basis	$494.8	$319.3	$1.89

Adjustments:
Income from discontinued operations		(0.6)
Change in Pennsylvania state income tax law[3]		(16.7)
Write-off of prior deferred financing costs[4]	9.5	5.8
Adjusted Income	$504.3	$307.8	$1.83

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$319.3
Loss from discontinued operations		(0.6)
Interest expense and preferred dividends		271.5
Income tax expense		173.5
Depreciation and amortization		273.1
EBITDA from continuing operations		1,036.8
No adjustments		--
Adjusted EBITDA from continuing operations		$1,036.8

See accompanying Notes to Reconciliations of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES SEGMENT DATA FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (in millions) (unaudited)
	DELIVERY AND SERVICES		GENERATION AND MARKETING
YEAR ENDED DECEMBER 31, 2007	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME

Calculation of Adjusted Income:
Income - GAAP Basis	$196.1	$117.7	$470.0	$294.5

Adjustments:
Merrill Lynch net interest accrual reversal and minority interest expense removal[2]	--	--	(51.5)	(27.4)
Adjusted Income	$196.1	$117.7	$418.5	$267.1

	DELIVERY AND SERVICES		GENERATION AND MARKETING
YEAR ENDED DECEMBER 31, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME

Calculation of Adjusted Income:
Income - GAAP Basis	$260.6	$179.4	$234.2	$139.9

Adjustments:
Loss (income) from discontinued operations		1.0		(1.6)
Change in Pennsylvania state income tax law[2]		--		(16.7)
Write-off of prior deferred financing costs[4]	1.6	1.0	7.9	4.9
Adjusted Income	$262.2	$181.4	$242.1	$126.5

See accompanying Notes to Reconciliations of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006 (in millions) (unaudited)
ADJUSTED EXPENSES	THREE MONTHS ENDED DEC 31, 2007	THREE MONTHS ENDED DEC 31, 2006
Interest expense and preferred dividends
As reported	$5.6	$60.7

Adjustments:
Merrill Lynch interest accrual reversal	54.7	--
Adjusted interest expense and preferred dividends	$60.3	$60.7

Income tax expense:
As reported	$59.3	$43.4

Adjustments:
Tax effect of Merrill Lynch interest accrual reversal	(22.2)	--
Adjusted income tax expense	$37.1	$43.4

Minority interest expense (after tax):
As reported	$0.7	$0.2

Adjustments:
Merrill Lynch interest expense removal	(0.7)	--
Adjusted minority interest expense	$--	$0.2

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006 (in millions) (unaudited)
ADJUSTED EXPENSES	THREE MONTHS ENDED DEC 31, 2007	THREE MONTHS ENDED DEC 31, 2006
Interest expense and preferred dividends
As reported	$187.9	$271.4

Adjustments:
Merrill Lynch net interest accrual reversal	51.5	--
Write-off of prior deferred financing costs	--	(9.5)
Adjusted interest expense and preferred dividends	$239.4	$261.9

Income tax expense:
As reported	$250.8	$173.5

Adjustments:
Tax effect of Merrill Lynch net interest accrual reversal	(21.0)	--
Change in Pennsylvania state income tax law	--	16.7
Tax effect of the write-off of prior deferred financing costs	--	3.7
Adjusted income tax expense	$229.8	$193.9

Minority interest expense (after tax):
As reported	$3.1	$2.6

Adjustments:
Merrill Lynch minority interest expense removal	(3.1)	--
Adjusted minority interest expense	$--	$2.6

Notes to Reconciliations of Non-GAAP Financial Measures:

(1)

Represents the reversal of all accrued interest related to the Merrill Lynch dispute and the removal of the 4th quarter minority interest expense associated with Merrill Lynch ownership in AE Supply. Included in interest expense and minority interest on the Consolidated Statements of Operations.

(2)

Represents the reversal of all interest accrued related to the Merrill Lynch dispute, net of interest expense recorded during the 1st and 2nd quarters of 2007 and the removal of the minority interest expense associated with Merrill Lynch ownership in AE Supply for the full year 2007 . Included in interest expense and minority interest on the Consolidated Statements of Operations.

(3)	Represents a change in Pennsylvania state income tax law. Included in income tax expense on the Consolidated Statements of Operations.

(4)	Represents the write-off of prior deferred financing costs. Included in interest expense on the Consolidated Statements of Operations.

Allegheny Energy, Inc. and Subsidiaries Operating Statistics (unaudited) Three Months Ended December 31,
	2007	2006	Change
Delivery and Services:
Retail electricity sales (million KWH)	11,361	10,921	4.0%
Usage per customer (KWH):
Residential	3,176	3,016	5.3%
Commercial	15,333	14,900	2.9%
Industrial	156,555	155,254	0.8%
Generation and Marketing:
Total generation (million KWH):
Supercritical coal	8,757	9,544	-8.2%
Other coal	1,366	1,452	-5.9%
Gas	98	72	36.1%
Hydro and other	524	488	7.4%
Total	10,745	11,556	-7.0%
Net capacity factor:
Supercritical coal	65%	71%	-6%
All coal	61%	66%	-5%
Equivalent availability factor:
Supercritical coal	77%	79%	-2%
All coal	77%	80%	-3%
Degree Days:
Heating	1,762	1,792	-1.7%
Cooling	63	3	NM*

*Not meaningful

Allegheny Energy, Inc. and Subsidiaries
Operating Statistics
(unaudited)
Twelve Months Ended December 31,

	2007	2006	Change
Delivery and Services:
Retail electricity sales (million KWH)	44,901	43,178	4.0%
Usage per customer (KWH):
Residential	12,765	12,040	6.0%
Commercial	62,038	60,213	3.0%
Industrial	605,109	605,805	-0.1%
Generation and Marketing:
Total generation (million KWH):
Supercritical coal	39,042	39,813	-1.9%
Other coal	5,917	5,865	0.9%
Gas	956	473	102.1%
Hydro and other	2,320	2,455	-5.5%
Total	48,235	48,606	-0.8%
Net capacity factor:
Supercritical coal	74%	76%	-2%
All coal	69%	70%	-1%
Equivalent availability factor:
Supercritical coal	83%	84%	-1%
All coal	82%	85%	-3%
Degree days:
Heating	5,199	4,861	7.0%
Cooling	1,007	781	28.9%